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                                                                   Exhibit 99.4


                       CONSENT OF LAZARD FRERES & CO. LLC










                                         February 9, 2000



The Board of Directors
Ragen MacKenzie Group Incorporated
999 Third Avenue, Suite 4300
Seattle, WA 98104

Members of the Board:

          We hereby consent to the references to our firm and to the inclusion of an opinion of our firm to be dated the date of the Proxy Statement/Prospectus of Wells Fargo & Company in the Registration Statement on Form S-4 of Wells Fargo & Company, of which the Proxy Statement/Prospectus is to be a part, filed with the Securities and Exchange Commission on February 9, 2000. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,


                                         LAZARD FRERES & CO. LLC



                                         By:   /s/ Gary S. Shedlin
                                            --------------------------
                                                  Managing Director